UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

WiSA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Headquarters 15268 NW Greenbrier Pkwy Beaverton, OR USA Ph. 408.627.4716

March 19, 2024

WiSA Technologies, Inc. (https://wisatechnologies.com/), a leading innovator in wireless audio technology for intelligent devices and next-generation home entertainment systems, has adjourned its special meeting of stockholders solely for the purpose of allowing shareholders additional time to vote on proposal 3 to approve an amendment to the Certificate of Incorporation to permit the board of directors to amend the Company’s Bylaws to Friday, March 29, 2024 at 1p.m. Pacific Time.

If the proposal is approved, WiSA’s board intends to amend the Bylaws to reduce its quorum requirement, which WiSA believes will mitigate unnecessary administrative burden, expense and delay with respect to future stockholder meetings. Recently, WiSA has experienced extreme difficulties in reaching a quorum due to the fact that it has a large number of shares of common stock widely distributed among retail stockholders.

Voting is quick and simple:

•	VOTE NOW BY PHONE: Please call our proxy solicitor, Mackenzie Partners at 1-800-322-2885 (if in North America) or by calling collect 1-212-929-5500 if calling internationally. Representatives are available each weekday from 8 a.m. to 8 p.m. Eastern Time. Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant number above.

•	BY INTERNET: Vote at www.proxyvote.com using your control number by following the instructions on the website

Stockholders must ACTIVELY VOTE by 11:59 pm eastern time on March 28, 2024, to ensure their vote is counted. The record date for the adjourned meeting continues to be February 13, 2024; if you have since sold your shares, you still have the right the vote.

Your vote is important regardless of the number of shares you own. Please take the time to vote your proxy today. Thank you for your investment in WiSA Technologies, Inc.

Sincerely,

/s/ Brett Moyer

Brett Moyer

Chairman and Chief Executive Officer